TABLE OF CONTENTS
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ARTICLE 1  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2. Effect of the Merger.     . . . . . . . . . . . . . . . . . . . . . . . 1
1.3. Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 2  CONVERSION OF SHARES. . . . . . . . . . . . . . . . . . . . . . . 2
2.1. Conversion of Common Stock    . . . . . . . . . . . . . . . . . . . . . 2
2.2. Adjustments in Purchase Price . . . . . . . . . . . . . . . . . . . . . 3
2.3. No Further Ownership Rights in the Company    . . . . . . . . . . . . . 5

ARTICLE 3  THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
3.1. Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
3.2. Deliveries by Northwest and SkyLynx at Closing. . . . . . . . . . . . . 6
3.3. Deliveries by the Company and the Shareholders at Closing . . . . . . . 6
3.4. Issuance of SkyLynx Stock Certificates and Payment of Cash Portion    . 7
3.5. Contracts Requiring Consents  . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE SELLERS . . . . . . . . . . 8
4.1. Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
4.2. Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . 9
4.3. Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
4.4. Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
4.5. Shareholders of the Company   . . . . . . . . . . . . . . . . . . . . .10
4.6. No Violation    . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
4.7. Records of the Company. . . . . . . . . . . . . . . . . . . . . . . . .11
4.8. Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
4.9. Y2K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
4.10.    Investment Representations . . . . . . . . . . . . . . . . . . . .11
4.11.    No Commissions . . . . . . . . . . . . . . . . . . . . . . . . . .12
4.12.     Financial Statements . . . . . . . . . . . . . . . . . . . . . . .12
4.13.     Changes Since the Current Balance Sheet. . . . . . . . . . . . . .12
4.14.     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
4.15.     Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
4.16.     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .13
4.17.     Environmental Matters    . . . . . . . . . . . . . . . . . . . . .13
4.18.     Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
4.19.     Good Title to and Condition of Assets    . . . . . . . . . . . . .14
4.20.     Compliance with Laws     . . . . . . . . . . . . . . . . . . . . .14
4.21.     Hart Scott Applicability . . . . . . . . . . . . . . . . . . . . .15
4.22.     Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .15
4.23.     Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . .15
4.24.     Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . .16
4.25.     Contracts, Customer Lists and Employment Matters . . . . . . . . .16
4.26.     Predecessor Status, Etc  . . . . . . . . . . . . . . . . . . . . .16
4.27.     Spin-Off by the Company. . . . . . . . . . . . . . . . . . . . . .16
4.28.     Accuracy of Information Furnished by the Company and the
          Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .17
4.29.     Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
4.30.     Compliance with Laws; Restrictions on Operations . . . . . . . . .17
4.31.     Labor and Employment Matters . . . . . . . . . . . . . . . . . . .18
4.32.     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF SKYLYNX AND
          NORTHWEST. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
5.1. Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
5.2. Corporate Power and Authority . . . . . . . . . . . . . . . . . . . . .20
5.3. Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
5.4. Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
5.5. SkyLynx Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . .20
5.6. No Commissions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
5.7. Accuracy of Information Regarding SkyLynx     . . . . . . . . . . . . .21

ARTICLE 6  CONDUCT OF BUSINESS PENDING THE MERGER. . . . . . . . . . . . . .21
6.1. Conduct of Business by the Company Pending the Merger   . . . . . . . .21

ARTICLE 7  ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .23
7.1. Further Assurances; Compliance with Covenants . . . . . . . . . . . . .23
7.2. Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
7.3. HSR Act and Other Actions . . . . . . . . . . . . . . . . . . . . . . .23
7.4. Access to Information     . . . . . . . . . . . . . . . . . . . . . . .23
7.6. Tax Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
7.7. Confidentiality; Publicity. . . . . . . . . . . . . . . . . . . . . . .24
7.8. No Other Discussions      . . . . . . . . . . . . . . . . . . . . . . .24
7.9. Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . . . . .24
7.10.     Due Diligence Review     . . . . . . . . . . . . . . . . . . . . .27
7.11.     Trading in SkyLynx Stock . . . . . . . . . . . . . . . . . . . . .27
7.12.     Shareholder Vote . . . . . . . . . . . . . . . . . . . . . . . . .27
7.13.     Payoff and Estoppel Letters. . . . . . . . . . . . . . . . . . . .27
7.14.     Company Stock; Stock Powers; Releases. . . . . . . . . . . . . . .27
7.15.     Notification of Certain Matters. . . . . . . . . . . . . . . . . .28
7.16.     Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . .28
7.17.     Related Party Agreements . . . . . . . . . . . . . . . . . . . . .28
7.18.     Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .28
7.19.     Efforts to Register Certain Shares . . . . . . . . . . . . . . . .28
7.20.     Limitation on Resale of Securities . . . . . . . . . . . . . . . .28
7.21 Availability of Current Public Information. . . . . . . . . . . . . . .29
7.22 Reimbursement of Certain Electrical Rewiring Costs. . . . . . . . . . .29

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF NORTHWEST AND SKYLYNX      29
8.1. Accuracy of Warranties and Performance of Covenants . . . . . . . . . .29
8.2. No Pending Action . . . . . . . . . . . . . . . . . . . . . . . . . . .29
8.3. Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
8.4. No Material Adverse Change or Destruction of Property . . . . . . . . .30
8.5. Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
8.6. HSR Act Waiting Period. . . . . . . . . . . . . . . . . . . . . . . . .30
8.7. Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . .30
8.8. Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
8.9. General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
          SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .30
9.1. Accuracy of Warranties and Performance of Covenants . . . . . . . . . .30
9.2. No Order or Injunction    . . . . . . . . . . . . . . . . . . . . . . .31
9.3. HSR Act Waiting Period. . . . . . . . . . . . . . . . . . . . . . . . .31
9.4  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . .31
9.4. Investment in PDGT.COM, Inc . . . . . . . . . . . . . . . . . . . . . .31

ARTICLE 10  SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . . . .31
10.1.     Agreement by the Company and the Shareholders to Indemnify . . . .31
10.2.     Survival of Representations and Warranties . . . . . . . . . . . .32
10.3.     Security for the Shareholders' Indemnification Obligation. . . . .33
10.4.     Voting of and Dividends on the Held Back Shares. . . . . . . . . .33
10.5.     Delivery of Held Back Shares . . . . . . . . . . . . . . . . . . .33
10.6.     No Bar; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE 11  REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . .34
11.1.     Piggyback Registration . . . . . . . . . . . . . . . . . . . . . .34
11.2.     Furnishing Documents     . . . . . . . . . . . . . . . . . . . . .35
11.3.     Amendments and Supplements     . . . . . . . . . . . . . . . . . .35
11.4.     Furnish Information. . . . . . . . . . . . . . . . . . . . . . . .35
11.5.     Suspension of Disposition of Conversion Shares . . . . . . . . . .35
11.6.     Expenses of Registration . . . . . . . . . . . . . . . . . . . . .35
11.7.     Underwriting Requirements; Priorities    . . . . . . . . . . . . .35
11.8      Termination of SkyLynx's Obligation. . . . . . . . . . . . . . . .36
11.9.     Lock-up Agreement. . . . . . . . . . . . . . . . . . . . . . . . .36
11.10.    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 12  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .38
12.1.     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .38
12.2.     Other Definitional Provisions  . . . . . . . . . . . . . . . . . .41

ARTICLE 13  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .41
13.1.     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
13.2.     Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .41

ARTICLE 14  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .41
14.1.     Amendments and Waiver. . . . . . . . . . . . . . . . . . . . . . .41
14.2.     Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
14.3.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
14.4.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .44
14.5.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .44
14.6.     Entire Transaction . . . . . . . . . . . . . . . . . . . . . . . .44
14.7.     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . .44
14.8.     Other Rules of Construction. . . . . . . . . . . . . . . . . . . .44
14.9.     Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . .44
14.10.    Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . .45
14.11.    Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . .45

LIST OF SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

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                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this _____day of _______, 1999 by and among Alternate Access Inc., a Delaware close corporation ("Company"), SkyLynx Communications, Inc., a Colorado corporation ("SkyLynx"), SkyLynx Communications of Pacific Northwest, Inc., a Delaware corporation and a wholly-owned subsidiary of SkyLynx ("Northwest"), Joseph Portman III ("Joe Portman") and Sammie L. Portman, who are the only shareholders of the Company (the "Shareholders"). The Company and Northwest are sometimes herein collectively referred to as the "Constituent Corporations".

          WHEREAS, SkyLynx wishes to acquire the Company by means of a merger of the Company into Northwest with Northwest being the surviving corporation (the "Merger").

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

          NOW THEREFORE, in consideration of the premises and promises herein contained, the parties agree as set forth below.

                                   ARTICLE 1
                                   THE MERGER

     1.1. The Merger. Under the terms and subject to the conditions hereof, in accordance with the provisions of the Delaware General Corporation Law, the Company shall be merged with and into Northwest as soon as practicable after satisfaction or waiver of the conditions set forth in Articles 8 and 9. Following the Merger, the separate existence of the Company shall cease, and Northwest shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2. Effect of the Merger. The Merger shall have the effects set forth in the Delaware General Corporation Law. From and after the Effective Time (as defined in Section 1.3):

          (a) the Surviving Corporation shall be a wholly owned subsidiary of SkyLynx;

          (b) the Certificate of Incorporation of Northwest shall continue as the Certificate of Incorporation of the Surviving Corporation;

          (c) the Bylaws of Northwest shall be the Bylaws of the Surviving Corporation;

          (d) the officers and directors of Northwest immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, respectively, each of such directors and officers to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal;

          (e) Northwest, as the Surviving Corporation, shall be the owner of all of the business, assets, rights and other attributes theretofore held by Northwest and the Company; and

          (f) the name of Northwest shall thereafter be the name of the Surviving Corporation.

     1.3. Effective Time of the Merger. The Constituent Corporations will cause the Merger to be consummated by filing a duly executed Certificate of Merger, in substantially the form of Schedule 1.3 hereto, and such other documents as are required by the Delaware General Corporation Law, with the Delaware Secretary of State, as soon as practicable after the Closing (as defined in Section 3.1). The Merger shall become effective upon the filing of such documents (the time of such filing being the "Effective Time").

                               ARTICLE 2
                          CONVERSION OF SHARES

     2.1. Conversion of Common Stock. As of the Effective Time, by virtue of the Merger, and without any action on the part of the holders of the capital stock of the Constituent Corporations:

          (a) all of the shares of the Company's capital stock issued and outstanding at the Effective Time (the "the Company Stock") shall be converted into, in the aggregate:

               (i)  $2,000,000 in cash (the "Cash Portion"); and

               (ii) that number of shares (the "Conversion Shares") of common stock, par value $0.001 per share, of SkyLynx (the "SkyLynx Stock") determined by dividing:

                    (A)  $2,500,000 (the "Stock Portion"), by

                    (B) the amount equal to the average of the closing prices of SkyLynx Stock during the ten trading days immediately preceding the Closing Date (the average price set forth in this Section 2.1(a)(i)(B) is referred to herein as the "Conversion Price").

     The total consideration (the "Purchase Price") for the Company Stock is the Conversion Shares and the Cash Portion. The Purchase Price is subject to adjustment as provided in Section 2.2. The Deposit paid pursuant to Section
2.4 hereof, and any outstanding amounts due with respect to the Loan pursuant to Section 2.5, shall be credited against the Cash Portion.

     Each shareholder of the Company Stock as of the Effective Time, shall be entitled to receive that portion of the Conversion Shares and the Cash Portion set forth opposite such Shareholder's name on Schedule 2.1 hereto. Shareholders otherwise entitled to a fractional share of SkyLynx Stock under
Schedule 2.1 will receive a cash payment in lieu of such fraction based upon a per share price equal to the Conversion Price.

     Notwithstanding anything herein to the contrary, SkyLynx shall set aside and hold (i) certificates evidencing 18% of all the Conversion Shares from the Conversion Shares which are otherwise to be issued to Joe Portman pursuant to
Section 2.1(a)(ii), without considering any adjustments to the Purchase Price (the "General Held Back Shares"), and (ii) certificates evidencing that number of Conversion Shares equal in value to $500,000 based on the Conversion Price (the "Payable Held Back Shares") (the General Held Back Shares and the Payable Held Back Shares are referred to collectively as the "Held Back Shares"). The Held Back Shares shall be held pursuant to Article 10 hereof. The number of shares of SkyLynx Stock to be held back shall be calculated in whole numbers with any rounding off to take place so as to cause the fewest number of shares to be held back, which may result in the total number of shares to be held back being slightly less than the precise number described above.

          (b) Each Shareholder shall have the right to receive upon surrender for cancellation of a certificate for all of the shares of the Company Stock held by such Shareholder (i) a certificate representing the number of shares of SkyLynx Stock which such Shareholder is entitled to under and in accordance with Schedule 2.1 minus the number of Held Back Shares, if any, relating to such Shareholder, and (ii) the amount of the Cash Portion to which such Shareholder is entitled pursuant to Section 2.1(a).

     2.2. Adjustments in Purchase Price. Notwithstanding the foregoing, the Purchase Price shall be adjusted (as defined in Section 3.1) as follows:

          (a) Within 75 days following the Closing, SkyLynx shall prepare and deliver to the Shareholders an unaudited statement of assets, liabilities and equity - income tax basis, of the Company as of the Closing date (the "Draft Closing Balance Sheet"). SkyLynx shall prepare the Draft Closing Balance Sheet in accordance with the same accounting principles and bases utilized in the preparation of the Statement of Assets, Liabilities and Equity
- Income Tax Basis dated as of December 31, 1998 previously delivered by the Company to SkyLynx (the "Base Balance Sheet"). The Shareholders shall cooperate fully with SkyLynx in the preparation of the Draft Closing Balance Sheet, including, without limitation, the furnishing of all information regarding the accounting principles and bases used in preparing the Base Balance Sheet. SkyLynx agrees to engage the services of the firm of Branch, Richards & Co., P.S. to assist in preparation of the Draft Closing Balance Sheet but reserves the right to determine the final contents of the Draft Closing Balance Sheet in the event of any disagreement with Branch, Richards & Co., P.S. Portman agrees to pay all fees and charges by Branch, Richards & Co., P.S. for services related to preparation of the Draft Closing Balance Sheet within 20 days after presentation of any statements for such services.

          (b) The Shareholders shall deliver to SkyLynx within 30 days following receipt of the Draft Closing Balance Sheet, a detailed statement describing their objections (based upon the comparison of the Base Balance Sheet and the Draft Closing Balance Sheet, and setting forth in reasonable detail each amount objected to, the amount proposed as an adjustment thereto and the basis for such objection), if any, thereto. Failure by the Shareholders to object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon the Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet". SkyLynx and the Shareholders shall use their reasonable and good faith efforts to resolve any such objections, but if they do not reach a final resolution within thirty (30) days following the Shareholders' delivery of their statement of objections, SkyLynx and the Shareholders shall settle the disagreement by retaining KPMG to resolve any remaining objections. The determination of KPMG will be set forth in writing. The Draft Closing Balance Sheet then shall be adjusted in accordance with KPMG's decision. The Draft Closing Balance Sheet, as so adjusted, shall be the Closing Balance Sheet. Any decision by KPMG shall be final and binding upon the parties, absent fraud or manifest error, and judgment may be entered thereon, upon the application of either party, by any court having competent jurisdiction. Each party shall bear the cost of preparing and presenting its case; and the fees and expenses of KPMG will be shared equally by the parties.

          (c) On and after the Closing Date and until the resolution of any dispute referred to above, (i) Northwest shall, and shall cause SkyLynx's independent accountant to, provide the Shareholders, their accountants and KPMG full access to all work papers in connection with the Draft Closing Balance Sheet; provided, however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operation of the Surviving Corporation's business, and (ii) the Shareholders shall, and shall cause the Shareholders' independent accountants to, provide SkyLynx, SkyLynx's accountants and KPMG full access to the books, records, facilities and employees of the Company and all work papers in connection with the Base Balance Sheet, and the Draft Closing Balance Sheet.

          (d) If the current assets less the current liabilities ("Working Capital") of the Company as shown on the Closing Balance Sheet is less than the Working Capital as shown on the Base Balance Sheet, the Purchase Price shall be reduced by the amount of the decrease, but the adjustment shall not exceed 20% of the Cash Portion plus the Stock Portion. A reduction in the
Purchase Price shall be effected by decreasing the Stock Portion.   Any such
reduction in the Stock Portion shall be implemented by SkyLynx retaining ownership of an appropriate number of the Held Back Shares based upon a per share value equal to the Conversion Price.

          (e) If the Working Capital of the Company as shown on the Closing Balance Sheet is greater than the Working Capital as shown on the Base Balance Sheet, the Purchase Price shall be increased by the amount of the increase, but the adjustment shall not exceed 20% of the Cash Portion plus the Stock Portion. Any such increase in the Purchase Price shall be effected by issuing additional Conversion Shares equal in value to the increase in the Purchase Price based upon a per share value equal to the Conversion Price, and by delivering certificates representing 90% of such additional Conversion Shares to the Shareholders pursuant to their pro rata ownership of the Company and setting aside and holding back certificates representing 10% of such additional shares as additional Held Back Shares.

          (f) If (i) SkyLynx closes an underwritten public offering of SkyLynx Stock on or prior to December 31, 1999 pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), and (ii) the price per share at which SkyLynx Stock is sold to the public in such offering (the "IPO Price") is less than the Conversion Price, as adjusted to reflect the effect of any stock splits or other recapitalization after the Closing Date and prior to the IPO, then the Purchase Price shall be increased by an amount equal to the product of the number of Conversion Shares multiplied by the difference between the IPO Price and the Conversion Price, as so adjusted. Any such increase in the Purchase Price shall be effected by issuing additional Conversion Shares equal in value to the increase in the Purchase Price based upon a per share value equal to the IPO Price, and by delivering certificates representing 90% of such additional Conversion Shares to the Shareholders pursuant to their pro rata ownership of the Company and setting aside and holding back certificates representing 10% of such additional shares as additional Held Back Shares.

          (g) The Purchase Price shall be reduced by the amount, if any, by which the accounts payable of the Company as of the Closing Date exceed $51,430. Such a reduction in the Purchase Price shall be effected by decreasing the Cash Portion by 50% of the total reduction and by decreasing
the Stock Portion by 50% of the total reduction.   On the Closing Date Joe
Portman shall deliver to Northwest and SkyLynx a schedule listing all accounts payable as of the day before Closing, and a Purchase Price reduction, to the extent required by the prior sentence, shall take place at the Closing based upon such schedule. If it is subsequently determined that all accounts payable as of the Closing Date were not reflected on the schedule delivered by Joe Portman, the Purchase Price shall be further reduced at such time. Any such post-closing reduction in the Stock Portion shall be implemented by SkyLynx retaining ownership of an appropriate number of the Held Back Shares based upon a per share value equal to the Conversion Price, and by the Shareholders promptly paying to SkyLynx the amount of any such post-closing reduction in the Cash Portion. For purposes of this Section 2.2(g), only amounts reflected in invoices actually received by SkyLynx on or before the Closing Date shall be considered part of the accounts payable. The accounts payable shall also not include Prior Telecommunications Services as defined in
Section 10.1(b).

     2.3. No Further Ownership Rights in the Company. At and after the Effective Time, Shareholders shall cease to have any rights as shareholders of the Company, except for the right to surrender the certificates representing the Company Stock in exchange for the consideration set forth in Section 2.1, and after the Effective Time, no transfer of shares of the Company Stock shall be made on the stock transfer books of Northwest or the Company (except for shares held by SkyLynx). Any certificates of the Company Stock presented after the Effective Time for transfer shall be cancelled and exchanged for the consideration set forth in Section 2.1.

     2.4 Deposit. Upon execution of this Agreement by all parties, Northwest shall pay to the Shareholders, in proportion to their shareholdings in the Company as reflected on Schedule 2.1, the aggregate amount of $50,000 (the "Deposit"), which shall be credited against the Cash Portion to be paid at the Closing and which shall be non-refundable unless Shareholders are in breach of a material representation or warranty, or have failed to perform a material obligation hereunder, at the time of termination of this Agreement.

     2.5 Loan. In the event the Closing has not occurred within 30 days after the date of this Agreement, SkyLynx shall loan $50,000 to the Company (the "Loan") upon receipt from the Company of an executed promissory note in the form of Schedule 2.5(i) hereto (the "Note") and a Security Agreement in the form of Schedule 2.5(ii) hereto (the "Security Agreement"). Any outstanding principal and interest or other amounts due to SkyLynx under the Note or the Security Agreement shall be credited against the Cash Portion to be paid at the Closing.

                                   ARTICLE 3
                                  THE CLOSING

     3.1. Closing. The closing (the "Closing") shall be held at the offices of SkyLynx in Denver, Colorado ten days after satisfaction of the Financing Condition (as defined below) or such other date as mutually agreed to by the parties hereto (the "Closing Date"). The obligations of SkyLynx and Northwest to close under this Agreement are subject to SkyLynx receiving, after the date of this Agreement, at least $3,000,000 from the sale of SkyLynx equity securities (the "Financing Condition"). At the Closing, each party hereto shall take the actions and deliver and execute the documents required to implement the Merger.

     3.2. Deliveries by Northwest and SkyLynx at Closing. At the Closing, Northwest and SkyLynx shall deliver the following fully executed documents to the Company:

          (a) certificates signed by duly authorized officers of Northwest and SkyLynx attesting to the accuracy of Northwest's and SkyLynx's representations and warranties and Northwest's and SkyLynx's compliance with their respective covenants and obligations under this Agreement as of the Closing Date;

          (b) an opinion of counsel to SkyLynx in substantially the form set forth in Schedule 3.2(b);

          (c) consulting agreement executed by SkyLynx in substantially the form set forth in Schedule 3.2(c)(i) for Joseph Portman III; and

          (d) such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated hereby.

     3.3. Deliveries by the Company and the Shareholders at Closing. At the Closing, the Company shall deliver the following fully executed documents (except that unexecuted documents may be delivered if no signature is required or if delivery of unexecuted documents is contemplated or permitted below) to Northwest and SkyLynx:

          (a) this Agreement containing a certification by the secretary or assistant secretary of the Company that this Agreement has been adopted by the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon, and has otherwise been approved as required under Delaware law;

          (b) all the certificates specified in Section 7.20 in forms acceptable to SkyLynx;

          (c) a certificate signed by a duly authorized officer of the Company attesting to the accuracy of the Company's representations and warranties and the Company's compliance with its covenants and obligations under this Agreement as of the Closing Date;

          (d) a certified copy of the resolutions of the directors of the Company authorizing the execution, delivery and performance of this Agreement, the Merger, and the consummation of the transactions contemplated herein, and a certificate of the secretary of the Company, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect, along with an incumbency certificate of the Company;

          (e) a certificate signed by a duly authorized officer of the Company attesting to the approval of the Merger by the Shareholders, the total number of shares entitled to vote, and the percentage vote in favor of the Merger, in a form acceptable to SkyLynx;

          (f) required consents for the change of control of the Company with respect to any leases, Permits (as defined in Section 4.24), or contracts;

          (g) an opinion of counsel to the Company in substantially the form set forth in Schedule 3.3(g);

          (h) consulting agreement in substantially the form of Schedule 3.2(c)(i) executed by Joseph Portman III;

          (i) certificates signed by each Shareholder attesting to the accuracy of the Company's and such Shareholder's representations and warranties and the Company's and such Shareholder's compliance with their covenants and obligations under this Agreement as of the Closing Date; and

          (i) such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated hereby.

     3.4. Issuance of SkyLynx Stock Certificates and Payment of Cash Portion.

          (a) At the Closing, after receipt of certificates for the Company Stock properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favor of SkyLynx, SkyLynx shall deliver or cause to be delivered to each Shareholder surrendering such certificates, certificates evidencing the number of shares of SkyLynx Stock to be received by each such Shareholder pursuant to Section 2.1 (less the Held Back Shares), which certificates will be duly issued and registered in the name of such Shareholder. All certificates of SkyLynx Stock delivered by SkyLynx pursuant to this Agreement shall bear the following legends:

          The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. These securities may not be sold, transferred, pledged or hypothecated in the absence of such registration or an exemption therefrom under said Act and state securities laws and an opinion of counsel, satisfactory to the company and its counsel, that such registration is not required.

          (b) Immediately, upon receipt by SkyLynx on or after the Closing Date of certificates for the Company Stock properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favor of SkyLynx, SkyLynx shall immediately deliver to such Shareholder, via wire transfer, the Cash Portion.

     3.5. Contracts Requiring Consents. To the extent that the Merger or the change in control of the Company pursuant hereto requires, under any contract, agreement, sales order, purchase order, lease, license or permit of the Company (collectively, the "Contracts and Licenses"), the consent or approval of another party, the Company shall use its best efforts to obtain any and all such consents and approvals. If any such consent or approval is required under this Agreement but not obtained, the Company shall cooperate with SkyLynx in any reasonable arrangement designed to provide the Surviving Corporation with all of the benefits under such Contract as if such consent or approval had been obtained. If such a consent or approval is requested but not obtained prior to the Closing Date and as a result the Surviving Corporation will not receive the benefit of all of the underlying Contracts and Licenses despite the best efforts of the parties to develop a suitable arrangement pursuant to the prior sentence, SkyLynx shall have the right to terminate this Agreement.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     As a material inducement to SkyLynx and Northwest to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholders, jointly and severally, make the following representations and warranties to SkyLynx and Northwest as of the date of this Agreement, as of the Effective Time, and as of the Closing Date. Without limiting the generality of the foregoing, nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonably particularity and describes the relevant facts in reasonable detail.

     4.1. Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to transact business as a foreign corporation in each jurisdiction in which the nature of its properties and the conduct of its business requires such qualification, except in jurisdictions where the failure to so qualify would not have a Material Adverse Effect on the Company. The jurisdictions in which the Company is legally qualified to transact business as a foreign corporation are listed on Schedule 4.1 attached hereto. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

     4.2. Power and Authority. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders is an individual residing in the State of Washington and has the requisite power and authority to execute and deliver this Agreement, to perform such Shareholders obligations hereunder and to consummate the transactions contemplated hereby.

     4.3. Enforceability. This Agreement has been duly executed and delivered by the Company and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     4.4. Capitalization. As of the date hereof (a) there are 1,500 shares of Company Common Stock authorized and no other authorized shares of any class of capital stock of the Company, (b) there are 1,499 shares of Company Common Stock issued and outstanding and (c) there are no shares of Company Common Stock held in treasury of the Company. All of such issued and outstanding shares of Company Common Stock (x) have been duly authorized and validly issued and are fully paid and non-assessable, (y) were issued in compliance with all applicable state and federal securities laws and (z) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting, or transfer of, the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

     4.5. Shareholders of the Company. Schedule 4.5 attached hereto sets forth the name, address and federal taxpayer identification number of, and the number of outstanding shares of Company Common Stock owned of record or beneficially by, any stockholder of the Company as of the date of this Agreement. The Shareholders own all the issued and outstanding shares of capital stock of the Company, and each of the Shareholders owns such shares free and clear of all Liens, restrictions and claims of any kind.

     4.6. No Violation. The execution and delivery of this Agreement by the Company and the Shareholders, the performance thereby of their respective obligations hereunder and the consummation thereby of the transactions contemplated hereby will not (a) contravene any provision of the charter or bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or any arbitration award which is either applicable to, binding upon or enforceable against the Company or either of the Shareholders, (c) except as set forth in Schedule 4.6 hereof, conflict with, result in any breach of, or constitute a default under, or constitute an event which would with the passage of time or the giving of notice or both constitute a default under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or either of the Shareholders,
(d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company or (e) require the consent, approval, authorization or permit of, or, except as set forth in
Schedule 4.6(a) hereof, filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC or other filings required to be made by SkyLynx. There are no existing letters of intent to which the Company or either of the Shareholders is bound with respect to the sale of the stock or substantially all of the assets of the Company.

     4.7. Records of the Company. The copies of the certificate of incorporation and bylaws of the Company which were provided to SkyLynx are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books of the Company made available to SkyLynx for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors, and any committees thereof, of the Company taken by written consent or at a meeting since the incorporation of the Company. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to SkyLynx, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

     4.8. Subsidiaries. The Company does not own, directly or indirectly, any outstanding voting securities of, or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

     4.9. Y2K. All of the Company's computer hardware or software, including without limitation, microcode, firmware, system and application programs, files, databases and computer services, the failure or disfunctionality of which would either individually or in the aggregate would have a Material Adverse Effect on the business of the Company, is Y2K Compliant. Y2K Compliant means that such hardware or software will (a) process date data from at least the years 1900 through 2001 without error or interruption, and (b) maintain functionality with respect to the introduction, processing or output of records continuing dates falling on or after January 1, 2000.

     4.10. Investment Representations. The Company and the Shareholders have been given full access to the books and records of SkyLynx and to such other information concerning SkyLynx necessary to allow them to make an informed decision as to the merits and risks associated with investing in the SkyLynx Stock. Such information includes, but was not limited to, reports filed with the SEC containing SkyLynx's financial statements, information concerning the general character of SkyLynx's business, properties, and equipment, the general competitive and regulatory conditions in the industry or business in which SkyLynx is engaged, pertinent information concerning SkyLynx's directors, executive officers and beneficial owners of 10% or more of the outstanding shares of SkyLynx's equity securities, and other material contracts and pending litigation or proceedings to which SkyLynx is a party. The Company and the Shareholders understand that the offer and sale of such shares of SkyLynx Stock are not registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and that such shares are being offered and sold pursuant to exemptions from registration contained in
Section 4(2) of the Act and Section 3(b) of the Act (and Regulation D promulgated thereunder), and applicable exemptions from state law registration requirements. The Shareholders represent and warrant that the shares of SkyLynx Stock being acquired hereunder are being acquired and will be acquired for such Shareholders' own account and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Act, which does not require the filing by SkyLynx with the SEC of any registration statement, offering circular or other document, in which case the Shareholders shall first supply to SkyLynx an opinion of counsel (which counsel and opinions shall be satisfactory to SkyLynx) that such exemption is available or (b) an effective registration statement filed by SkyLynx with the SEC under the Act.

     4.11. No Commissions. None of the Shareholders or the Company has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     4.12. Financial Statements. The Company has delivered to SkyLynx and Northwest the financial statements of the Company for the years ending December 31, 1997, and December 31, 1998, and the seven months ended July 31, 1999, including any notes thereto, (collectively, the "Financial Statements"), a copy of which is attached hereto as Schedule 4.12. The balance sheet dated as of December 31, 1998, of the Company included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Company pertaining to the Assets at each of the balance sheet dates and the results of operations for the periods covered thereby, prepared on a modified cash basis consistently applied throughout the periods indicated. The books and records of the Company fully and fairly reflect all transactions, properties, assets, and liabilities of the Company. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the Current Balance Sheet does not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation on a modified cash basis of the financial information contained therein.

     4.13.     Changes Since the Current Balance Sheet.  Except as provided in
Schedule 4.13, since the date of the Current Balance Sheet, the Company has not: (i) sold, leased or transferred any of its properties or assets except in the ordinary course of business consistent with past practices; (ii) made or obligated itself to make capital expenditures inconsistent with past practice; (iii) incurred any obligations or liabilities (including any Indebtedness) or entered into any transaction or series of transactions other than in the ordinary course of business consistent with past practices and other than this Agreement and the transactions contemplated hereby;
(iv) waived, cancelled, compromised or released any rights except in the ordinary course of business consistent with past practices; (v) made or adopted any change in its accounting practice or policies; (vi) made any adjustment to its books and records; (vii) entered into any transaction with any Affiliate other than transactions in the ordinary course of business consistent with past practice; (viii) terminated, amended, or modified any agreement except in the ordinary course of business consistent with past practices; (ix) imposed any security interest or other Lien on any of its assets except in the ordinary course of business consistent with past practices; (x) entered into any other transaction or was subject to any event which had or may have a Material Adverse Effect on the Company; (xi) except as contemplated in this section, engaged in any other transaction out of the ordinary course of business consistent with past practices; (xii) paid any dividends or made any distribution of cash or property to the Shareholders (except for payment of their regular salaries); or (xiii) agreed to do or authorized any of the foregoing.

     4.14. Litigation. Except as provided in Schedule 4.14, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending or to any the Shareholders' knowledge threatened against, by or affecting any Shareholder, the Company, or the assets of the Company, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and to any of the Shareholders' knowledge there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Shareholders or the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the assets of the Company.

     4.15. Liabilities. Schedule 4.15 sets forth all liabilities or obligations of the Company which individually exceed Five Thousand Dollars ($5,000), whether accrued, absolute, contingent or otherwise, and which are not reflected on the Current Balance Sheet (the "Designated Liabilities"), other than those liabilities reflected on Schedules 4.14 or 4.16. None of the Designated Liabilities relates to any breach of contract, breach of warranty, tort, infringement, or violation of law, and none arose out of any action, suit, claim, governmental investigation, or arbitration proceeding.

     4.16. Indebtedness. Schedule 4.16 sets forth the outstanding principal amount of, and outstanding interest on (as of the date set forth in the Schedule, which shall be within 30 days prior to the date of this Agreement), and the name of the obligee, all Indebtedness of the Company which individually exceed Five Thousand Dollars ($5,000) and the name and telephone number of the Company's contact at such bank or other Person.

     4.17. Environmental Matters. The Company has not received any notice (nor to the knowledge of either of the Shareholders would there be any basis for such a notice) from any local, state or federal agency having jurisdiction over the Company's operations, properties, or assets or responsibility for the enforcement of local, state, or federal environmental, health, and safety laws of any violation of any environmental, health and safety laws by the Company or its officers or employees.

     4.18.     Real Estate.  The Company does not own any real property.
Schedule 4.18 attached hereto sets forth (a) a list of all leases, licenses or similar agreement to which the Company is a party (each a "Real Property Lease"), true and complete copies of which have previously been furnished to SkyLynx, (b) the lessor and lessee thereof and the date and term of each Real Property Lease, (c) the legal description, if known, including street address, of each property covered thereby (the "Leased Premises"), and (d) a brief description, including size and function, of the principal improvements and buildings thereon. The Real Property Leases are in full force and effect and have not been amended, and no party thereto is in default or breach thereunder. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of such Real Property Leases and there is no breach or anticipated breach by any other party thereto. With respect to each of the Leased Premises, except as set forth in Schedule 4.18: (i) the Company has valid leasehold interests or other rights of use and occupancy in such Leased Premises, free and clear of any Liens on such leasehold interests or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Company, except as (A) do not affect the occupancy or uses of such properties or (B) set forth on Schedule 4.18 hereto; (ii) such Leased Premises are properly zoned for the uses to which the Company puts such Leased Premises, and the portions of the buildings located on such Leased Premises that are used in the business of the Company are within the property setback and building lines of the respective property, are in good repair and condition, normal wear and tear excepted; (iii) such Leased Premises (x) have direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the business of the Company as presently conducted at such Leased Premises and (y) are served by all utilities in such quantity and quality based on local industry standards as are sufficient to satisfy the current normal business activities as conducted at such Leased Premises; and (iv) the Company has not received notice of (x) any condemnation proceeding with respect to any portion of such Leased Premises or any access thereto and no such proceeding is contemplated by any Governmental Authority or (y) any special assessment which may affect any of such Leased Premises and, to the knowledge of the Shareholders no such special assessment is contemplated by any Governmental Authority.

     4.19. Good Title to and Condition of Assets The Company has good and marketable title to all of its Assets (as hereafter defined), free and clear of any Liens, or any restrictions on use in the ordinary business of the Company, except as set forth in Schedule 4.19 attached hereto. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located. Schedule 4.19 contains a true and complete list of all tangible Assets of the Company which individually have an undepreciated basis of more than $250, setting forth a description of each such Asset, whether it is owned or leased, and, if owned, the name of any lienholder and the amount of the Lien, and, if leased, the name of the lessor and the general terms of the lease. The Assets currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable manufacturer's specifications and warranties. The Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted.

     4.20. Compliance with Laws. Except as provided in Schedule 4.20 and to the best of the Company's and the Shareholders'knowledge, the Company is in compliance with all laws and regulations and is not in violation of any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company and there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company or any of the Shareholders, threatened, against or affecting the Company or its business, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received.

     4.21. Hart Scott Applicability. No entity controls the Company, directly or indirectly, except as set forth in Schedule 4.21(a). The acquired person (either the Company or other entity(s) identified in Schedule 4.21(a)) does not have sales or assets, calculated in accordance with 16 C.F.R. 801.11, sufficient to require compliance with Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), 15 U.S.C. Section 18a, except as set forth in Schedule 4.21(b), and to the extent that the acquired person identified in Schedule 4.21(b) has the requisite sales or assets, the acquisition of the Company's assets is exempt from the requirements of the HSR Act under 16 C.F.R. Section 802.20(a). The terms defined in 16 C.F.R. Section
801.1 shall have those meanings wherever used in this Section 4.21.

     4.22. Intellectual Property. Schedule 4.22 hereto sets forth a true and complete list of all of the Company's patents, patent applications, licenses, copyrights, copyright registrations, copyright registration applications, trade names, trademarks, trademark registrations, trademark applications, domain names, service marks, service mark registrations, trade secrets (which shall mean for purposes of this section only, vendor lists, customer accounts, and internet portal agreements) and service mark applications, domain names and any applications in respect thereto (the "Intellectual Property") used by the Company in whole or in part for the conduct of its business as now conducted. All of the Intellectual Property is owned by the Company free and clear of any and all Liens, and no licenses for the use of any of such rights have been granted by the Shareholders or the Company to any third parties. All of such rights are valid, enforceable and are adequate for the business of the Company as now conducted. Except as listed on Schedule 4.22, all of such rights will be acquired by Northwest at the Closing, and the change of control of the Company and the use by SkyLynx and Northwest of such rights will not require the consent of any other person. The Company has not been notified by any party of any claim of, nor does the Company have knowledge of, any conflict with or infringement of any registered or unregistered patent, trademark, trade name, copyright, license or other right, of any person, and the Company does not license any such right from others except as disclosed on Schedule 4.22 and except for shrink-wrap license agreements. The Company does not know of any person who has wrongfully used, or threatened to use, any of the Intellectual Property. No claim is pending or, to the best knowledge of the Company and the Shareholders, threatened or has been made within the past five (5) years to the effect that any such infringement or conflict has occurred. To the knowledge of the Company and the Shareholders, the Intellectual Property is adequate and appropriate for the business of the Company as now conducted, and the Company's rights in the same are valid and subsisting. To the knowledge of the Company and the Shareholders, the Company has the full right to use its name in every jurisdiction where it does business.

     4.23. Accounts Receivable. Except as provided in Schedule 4.23, all of the accounts receivable of the Company are valid and legally binding, represent bona fide transactions, and arose in the ordinary course of business of the Company. To the best of the Company's and the Shareholders' knowledge, all of such accounts receivable are good and collectible receivables and will be collected in full in accordance with the terms of such accounts receivable, without set-off or counterclaims; provided, however, that to the extent that the accounts receivable are not collected, the allowance for doubtful accounts contained in the Financial Statement is adequate based on the Company's historical experience.

     4.24. Licenses and Permits. Except as provided in Schedule 4.24, and to the best of the Company's and Shareholders' knowledge, the Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations. All Permits are valid and in full force and effect, the Company is in compliance in all material respects with their requirements, and no proceeding is pending or to the Company's or any Shareholder's knowledge threatened to revoke or amend any of the Permits. Except as disclosed on
Schedule 4.24, none of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the transactions contemplated hereby.
     4.25.     Contracts, Customer Lists and Employment
Matters. Schedule 4.25(a) lists all customers of the Company that account for more than 1% of the Company's annual gross revenue. Schedule 4.25(b) lists each contract, lease, commitment or agreement of the Company which (i) provides for payment or performance after the date of this Agreement by either party thereto having an aggregate value of $10,000 or more and is not terminable by the Company without payment or penalty on 60 days (or less) notice, or (ii) is between the Company and any of its Affiliates (such contracts, along with the contract with Puget Sound Educational Service District, are collectively referred to as the "Material Contracts"). All of the Material Contracts: are valid and binding obligations of the parties; are not in default and will not become in default solely upon notice or the passage of time without curative action; and will remain in full force and effect following the Closing, without requiring the consent of the other parties thereto and without causing a default, right to terminate or right to modify any terms under any such Material Contracts, notwithstanding any provisions in any such Material Contracts which may set forth a restriction on change in control of the Company. The Company has delivered to SkyLynx and Northwest true, complete and correct copies of all Material Contracts. None of the parties to the Material Contracts (which include all of the Companys significant customers) has cancelled or substantially reduced or, to the knowledge of the Company or any of the Shareholders, is currently attempting or threatening to cancel any Material Contract or substantially reduce utilization of the services provided by the Company, and the Company has complied with all material commitments and obligations pertaining to any Material Contract, and is not in default under any such Material Contract, and no notice of default has been received.

     4.26. Predecessor Status, Etc. There have been no predecessor corporations of the Company for the past five (5) years. The Company has not been a subsidiary or division of another corporation or part of an acquisition which was later rescinded.

     4.27. Spin-Off by the Company. Except as disclosed on Schedule 4.27, within the preceding two (2) years, there has not been any sale, spin-off or split-up of material assets of the Company or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

     4.28. Accuracy of Information Furnished by the Company and the Shareholders. The representations and warranties of the Company and the Shareholders contained in this Agreement and each schedule, certificate or other written statement delivered pursuant to this Agreement, or in connection with the transactions contemplated herein, are accurate, correct and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading such that Northwest or SkyLynx would be materially harmed thereby. The Company and the Shareholders are not aware of any information necessary to enable a prospective purchaser to make an informed investment decision to purchase the Company which has not been expressly disclosed in writing, nor of any fact which materially adversely affects the business, operations, properties, prospects or condition, financial or otherwise, of the Company or the ability of the Company to fully perform this Agreement and the transactions contemplated hereby, which has not been set forth or described in this Agreement or in a schedule, certificate or other written statement furnished to Northwest or SkyLynx.

     4.29. Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the Company or the Company's income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company or the business conducted from time to time by the Company have been paid or are accrued on the Current Balance Sheet.
The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of the Company:
(a) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (b) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (c) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (d) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, or pending or threatened against or with respect to the Company regarding Taxes; and (e) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. No sales or use tax, other than sales tax on motor vehicles, non-recurring intangible tax, documentary stamp tax or other excise tax, or comparable tax imposed by any governmental entity, will be payable by the Company or either of SkyLynx or Northwest by virtue of the transactions contemplated in this Agreement.

     4.30. Compliance with Laws; Restrictions on Operations. The Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations, as conducted by it now and in the past, the Assets, the Leased Premises and any other properties and assets owned or used by it now or in the past. The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. The Company is not subject to any Contract, decree or injunction which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers or suppliers or lines of business.

     4.31. Labor and Employment Matters. Schedule 4.31 attached hereto sets forth the name, address, social security number and current rate of compensation and anticipated bonuses of each employee of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with the Company's continued operations. Neither the Company nor either of the Shareholders is aware that any executive or key employee or group of employees of the Company other than Joe Portman or Judith MacComber has any plans to terminate employment with the Company as a result of the Merger or otherwise.

     4.32.     Employee Benefit Plans.

          (a) Schedule 4.32 attached hereto sets forth each Employee Benefit Plan (as defined in clause (d) of this Section 4.32) of the Company. With respect to each such Employee Benefit Plan: (i) it has been administered in compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or threatened; (iii) no audits, proceedings, claims or demands are pending with any Governmental Authority; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; (v) no "prohibited transaction" has occurred within the meaning of ERISA or the Code;
(vi) no such plan provides medical or dental benefits for any current or former employees of the Company or its predecessors after termination of employment other than rights that may be provided by law; (vii) no such plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (viii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing; (ix) no such plan has any unfunded liabilities that are not reflected on the Current Balance Sheet or the books and records of the Company; and (x) the Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to any group health plan within the meaning of Code Section 5000(b)(1). The Company does not participate and has never participated in, or have or has ever had any withdrawal liability under ERISA with respect to, a "multi employer plan" (as such term is defined in Section 3(37) of ERISA). True and accurate copies of each Employee Benefit Plan of the Company, together with the most recent annual reports on Form 5500, all IRS favorable determination letters and summary plan descriptions for such plans have been furnished to the Company.

          (b) With respect to each Employee Benefit Plan of the Company intended to qualify under Code Section 401(a) or 403(a): (i) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and exempt from federal income tax, (ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred and (iii) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan). Neither the Company nor either of the Shareholders is aware of any facts or circumstances that could result in the revocation of any such determination letter.

          (c) Neither Northwest nor SkyLynx will not suffer any loss, cost or liability as a result of any claim that the Company, or any entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o), has not complied with the provisions of paragraphs (a) and (b) of this Section
4.32 with respect to each Employee Benefit Plan maintained by any such entity.

          (d)  For purposes hereof, "Employee Benefit Plan" means any:
(i) employee pension benefit plan as defined in Section 3(2) of ERISA;
(ii) multi employer plan as defined in Section 3(37) of ERISA; (iii) employee welfare benefit plan as defined in Section 3(1) of ERISA; and (iv) any stock option, bonus, stock purchase, or insurance plan and any severance or termination pay plan or policy in which employees, spouses or dependents participate.


                                   ARTICLE 5
            REPRESENTATIONS ANDWARRANTIES OF SKYLYNX AND NORTHWEST

     As a material inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the SkyLynx and Northwest, jointly and severally, make the following representations and warranties to the Company and the Shareholders as of the date of this Agreement, and, except with respect to Section 5.4, as of the Effective Time and as of the Closing Date.

     5.1. Corporate Status. As of the date of this Agreement, SkyLynx is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of the Effective Time and as of the Closing Date, SkyLynx will be a corporation duly organized, validly existing and in good standing under the laws of either the State of Colorado or the State of Delaware. Northwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Northwest is a wholly-owned subsidiary of the Company.

     5.2. Corporate Power and Authority. Each of SkyLynx and Northwest has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of SkyLynx and Northwest has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

     5.3. Enforceability. This Agreement has been duly executed and delivered by each of SkyLynx and Northwest and constitutes a legal, valid and binding obligation of each of SkyLynx and Northwest, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     5.4. Capitalization. As of November 5, 1999 (a) there are 150,000,000 shares of SkyLynx common stock authorized and 50,000,000 shares of SkyLynx preferred stock authorized, (b) there are 12,523,771 shares of SkyLynx common stock issued and outstanding and 384,941 shares of SkyLynx Series A preferred stock issued and outstanding, 600 shares of SkyLynx Series B preferred stock issued and outstanding, 696,419 shares of SkyLynx Series C preferred stock issued and outstanding, 9,450 shares of SkyLynx Series D preferred stock issued and outstanding, and 2,787 shares of SkyLynx Series E preferred stock issued and outstanding, and (c) there are no shares of SkyLynx common stock held in the treasury of SkyLynx. All of such issued and outstanding shares of SkyLynx stock (x) have been duly authorized and validly issued and are fully paid and non-assessable, (y) were issued in compliance with all applicable state and federal securities laws and (z) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on Schedule 5.4, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of SkyLynx and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth in
Schedule 5.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require SkyLynx to issue or sell any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock. Except as set forth in Schedule 5.4, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to SkyLynx. Except as set forth in Schedule 5.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting, or transfer of, the capital stock of SkyLynx. Except as set forth in Schedule 5.4, SkyLynx is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. Except as set forth in Schedule 5.4, SkyLynx is not a party to any registration rights agreement or other agreement or understanding obligating it to register the offer and sale of any of its securities under the Securities Act, whether such obligation is a current obligation or only arises upon the filing by SkyLynx of a registration statement or the occurrence of some other event including notice from the holders of such securities or the passage of time.

     5.5. SkyLynx Common Stock. Upon consummation of the Merger and the issuance and delivery of certificates representing the Conversion Shares to the Shareholders, the Conversion Shares will be validly issued, fully paid and non-assessable shares of SkyLynx Common Stock.

     5.6. No Commissions.   Neither SkyLynx nor Northwest has incurred any
obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     5.7. Accuracy of Information Regarding SkyLynx. The reports filed by SkyLynx pursuant to the Exchange Act prior to the date hereof which have been provided to the Shareholders are accurate, correct and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading such that the Company or the Shareholders would be materially harmed thereby.

                                   ARTICLE 6
                    CONDUCT OF BUSINESS PENDING THE MERGER

     6.1. Conduct of Business by the Company Pending the Merger. Except as provided in Schedule 6.1, the Company and the Shareholders, jointly and severally, covenant and agree that, except as otherwise expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice. The Company and the Shareholders shall use its or their reasonable best efforts to preserve intact the Company's business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has business relations. By way of amplification and not limitation, the Company shall not, except as expressly required or permitted by the terms of this Agreement between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of SkyLynx:

          (a) amend or otherwise change its certificate of incorporation or its bylaws;

          (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice; or any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities, other than a cash dividend to the extent permitted by law, not to exceed $20,000 per month in any event;

          (d) sell, lease or transfer any of its properties or assets (other than in the ordinary course of business consistent with past practice), or acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets; or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or purchase any property or assets of any other Person (except in the ordinary course of business consistent with past practice); make or obligate itself to make capital expenditures out of the ordinary course of business consistent with past practice; other than in the ordinary course of business consistent with past practice, incur any obligations or liabilities including, without limitation, any Indebtedness, issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, modify, terminate, amend or enter into any Contract other than as expressly required or permitted herein or in the ordinary course of business consistent with past practice, or impose any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

          (e) pay any bonus to its officers or employees or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (f) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

          (g) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Financial Statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice or delay paying any amount payable beyond forty-five (45) days following the date on which it is due, except to the extent being contested in good faith;

          (h) enter into any transaction or agreement with the Company or an Affiliate thereof except for such transactions or agreements expressly permitted herein, and except for the payment of cash dividends to the extent permitted by paragraph 6.1(c) above and except for salary payments made to the Shareholders as employees of the Company in the ordinary course of business in an amount consistent with past practices, not to exceed $30,000 per month in any event; or

          (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article 4 untrue or incorrect in any respect.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS

     7.1. Further Assurances; Compliance with Covenants. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. The Shareholders shall cause the Company to comply with all of the covenants of the Company under this Agreement. At the Closing, the Company and the Shareholders shall deliver to SkyLynx and Northwest the certificates, opinions and other documents contemplated to be delivered to SkyLynx and Northwest pursuant to Article 3 hereof, and SkyLynx shall deliver to the Company and the Shareholders the certificates and other documents required to be delivered thereto pursuant to
Article 3 hereof.

     7.2. Cooperation.   Each of the parties agrees to cooperate with the
other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

     7.3. HSR Act and Other Actions.  Each of the parties hereto shall
(a) make promptly, and in no event later than five business days following the date hereof, its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (b) take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated hereby, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties hereto shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties hereto shall each use all reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

     7.4. Access to Information.   From the date hereof to the Effective Time,
the Company shall afford, and shall cause its directors, officers, employees, auditors, counsel and agents to afford, SkyLynx and SkyLynx's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by SkyLynx shall affect any representation or warranty contained in this Agreement.

     7.5. [Intentionally omitted]

     7.6. Tax Treatment. SkyLynx, the Company and the Shareholders shall use their respective reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and none of them presently intends to take any action before or after the Merger is effected to cause the Merger to lose its tax-free status. Notwithstanding the foregoing, in no event shall any party hereto have any liability to any other party hereto if the Merger fails for any reason to qualify as a tax-free reorganization under Section 368(a) of the Code.

     7.7. Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties hereto, except that SkyLynx may make such public disclosure following execution of this Agreement as it deems appropriate or as it believes in good faith may be required by law or by the terms of any listing agreement with or requirements of a securities exchange. The Company and the Shareholders acknowledge that they may obtain non-public information concerning SkyLynx, and agree not to disclose such information or act upon such information, including, without limitation, effecting transactions in the securities of SkyLynx, in violation of applicable securities laws.

     7.8. No Other Discussions. The Company and the Shareholders, and their respective Affiliates, employees, agents and representatives, shall not (a) initiate or encourage the initiation by others of discussions or negotiations with third parties, or respond to solicitations by third parties relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company, (whether by merger, consolidation, sale of stock or otherwise) or (b) enter into any agreement or commitment, (whether or not binding), with respect to any of the foregoing transactions. The Shareholders shall immediately notify SkyLynx if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

     7.9. Covenant Not to Compete. In order to ensure that SkyLynx will realize the benefits of the transactions contemplated hereby, the Shareholders agree with SkyLynx that the Shareholders will not, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, trustee, custodian, fiduciary, lender, or security holder of any company, business, or entity, or otherwise:

          (a) for a period of 12 months following the Closing Date, engage in, or finance or provide financial assistance with respect to, the internet service provider business to residential or commercial customers, which shall include but not be limited to connectivity, co-location, web page design services (the "Restricted Business"), in the Restricted Territory; provided, however, that, the beneficial ownership of less than five percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this section;

          (b) for a period of 12 months following the Closing Date, directly or indirectly: (i) induce any Person which is a customer of the Company to patronize any business in the Restricted Business in the Restricted Territory; (ii) canvass, solicit, or accept from any Person which is a customer of the Company in the Restricted Territory, any Restricted Business; or (iii) request or advise any Person which has a business relationship with the Company in the Restricted Territory to withdraw, curtail, or cancel any such Person's business with the Company or its successors;

          (c) for a period of 12 months following the Closing Date, directly or indirectly employ, or solicit the employment of, any person who was employed by the Company or SkyLynx at or within the prior six (6) months, other than Joe Portman or Judith MacComber, or in any manner seek to induce any such persons to leave his or her employment; and

          (d) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce, or retain in its or their possession Seller's proprietary rights or records, including, but not limited to, any of its customer lists.

          Shareholders expressly agree that SkyLynx has a legitimate business interest justifying the existence of this Section 7.9. Shareholders acknowledge that Shareholders may be exposed to: (i) certain information and documents of the Company that derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable, by proper means, by other persons who can obtain economic value from its disclosure or use which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (the "Trade Secrets"); (ii) valuable confidential business and professional information of the Company that does not otherwise qualify as Trade Secrets of the Company; (iii) substantial relationships of the Company with specific prospective or existing customers, and clients of the Company; and (iv) the customer, and client goodwill associated with the Company's business.

     SkyLynx and the Shareholders have carefully considered the nature and extent of the restrictions imposed by this Section 7.9 (collectively, the "Restrictive Covenant") and the rights and remedies conferred upon SkyLynx under the Restrictive Covenant and hereby expressly acknowledge and agree that: (i) any restricted period and the Restricted Territory and all other restrictions contained in the Restrictive Covenant are designed to eliminate competition which would otherwise be unfair to SkyLynx and Northwest; (ii) the Restrictive Covenant is reasonable and necessary and fully required to protect the legitimate business interests of SkyLynx and Northwest; (iii) SkyLynx's legitimate business interests extend throughout the State of Washington and the Company currently has, customers, arrangements, and relationships throughout the State of Washington; (iv) the Restrictive Covenant imposes a reasonable restraint upon the Shareholders; (v) any violation of the terms of the Restrictive Covenant could have a substantial detrimental effect on the business of the Company which is being acquired by SkyLynx pursuant to this Merger; (vi) the Restrictive Covenant does not stifle the Shareholders' inherent skill and experience; (vii) the Restrictive Covenant does not confer a benefit upon SkyLynx disproportionate to the detriment to Seller; and (viii) the Shareholders expressly acknowledge that the Shareholders shall have the ability to practice the Shareholders' profession outside of the Restricted Territory and that the Restrictive Covenant shall not inhibit the Shareholders' ability to practice the Shareholders' profession.

     The Shareholders hereby agree and acknowledge that SkyLynx and Northwest would suffer irreparable harm if any of the Shareholders violate the Restrictive Covenant and that any damages resulting from any violation of the Restrictive Covenant would be difficult to ascertain and, for that reason, the Shareholders expressly agree that, in the event of any violation of the Restrictive Covenant, SkyLynx shall be entitled to equitable relief, including preliminary and permanent injunctive relief restraining any such violation of any or all of the Restrictive Covenant either directly or indirectly, from any court of competent jurisdiction, without proof of actual damages and without posting bond, and such right of SkyLynx shall be cumulative and shall in no way limit any other remedies which SkyLynx may have (including, without limitation, the right to seek monetary damages). SkyLynx and each of the Shareholders hereby agree that SkyLynx may assign, without limitation, the foregoing restrictive covenants to any successor to SkyLynx's business or any of SkyLynx's subsidiaries.

     The Shareholders acknowledge that the Restrictive Covenant has been called to the attention of the Shareholders and the Shareholders understand that the Restrictive Covenant is a material covenant of this Agreement and that SkyLynx would not have entered into this Agreement without the existence of the Restrictive Covenant. SkyLynx and the Shareholders further agree that, in the event of any litigation at law or at equity with regard to the enforcement or interpretation of the Restrictive Covenant, the prevailing party shall be entitled to be reimbursed by the Shareholders for all reasonable attorneys' fees and costs which SkyLynx and SkyLynx's Affiliates incur, at all levels of all such litigation, including without limitation, pre-trial and appellate levels.

     If a court having jurisdiction over this Agreement shall determine that any restricted period or the Restricted Territory or any other restriction contained in the Restrictive Covenant is overbroad or is unenforceable for any reason whatsoever, it is the intention of SkyLynx and the Shareholders that the Restrictive Covenant shall not thereby be terminated or void, but shall be deemed amended to the extent required by such court to render it valid and enforceable to the greatest extent permissible by such court and the applicable law and public policy.

     If either Shareholder violates the Restrictive Covenant, and SkyLynx's successors and assigns or any of SkyLynx's Affiliates bring legal action for injunctive or other relief, such party bringing the action shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, for any time period either Shareholder is in violation of the Restrictive Covenant, such time period shall not be included in calculating the Restricted Period, as to such Shareholder.

     7.10. Due Diligence Review. SkyLynx shall be entitled to conduct, prior to Closing, a due diligence investigation of the Company, its assets and its business. The Company shall provide SkyLynx and its designated agents and consultants with reasonable access during normal business hours to the Company's business and the assets and all books, records, documents, correspondence and other materials ("Proprietary Documents") related thereto which SkyLynx, its agents and consultants reasonably require to conduct such due diligence review; provided, however, that without the prior consent of the Company, SkyLynx shall not contact, interview, meet, solicit or otherwise discuss the transactions contemplated by this Agreement with any customers, employees, or suppliers of the Company. Prior to the Closing or in the event of a termination of this Agreement, SkyLynx agrees to keep strictly confidential and not to disclose to third parties all or any portion of Proprietary Documents or to use the information contained therein for any purpose other than evaluating the transaction contemplated by this Agreement. Upon termination of this Agreement, SkyLynx shall return all Proprietary Documents, copies, extracts, and summaries thereof, in any form or medium, in its possession, to the Company.

     7.11. Trading in SkyLynx Stock. From the date of this Agreement until the Effective Time, neither the Company nor either of the Shareholders or any Affiliates thereof shall directly or indirectly purchase or sell, including by short sales, any shares of SkyLynx Stock.

     7.12. Shareholder Vote. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of any capital stock of the Company.

     7.13. Payoff and Estoppel Letters. Prior to the Closing, the Company shall request and deliver to SkyLynx, with respect to any Indebtedness which is for borrowed money or installment purchase obligation, which arises from any guarantee, or which is secured by any Lien (excluding capitalized leases) on the property or assets or the Company, payoff and estoppel letters from such holders of any such Indebtedness, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to SkyLynx, upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of Indebtedness marked canceled.

     7.14. Company Stock; Stock Powers; Releases. At the Closing, each of the Shareholders shall deliver to SkyLynx: (a) all certificates evidencing shares of capital stock of the Company held by such Shareholder; (b) ten stock powers executed in blank, with medallion signature guarantees, for use in connection with the Held Back Shares; and (c) a release in such form as is reasonably satisfactory to SkyLynx releasing all claims of any nature of such Shareholder against the Company, if any, and any claims arising out of the Merger and the transactions contemplated hereby; provided, however, that such releases shall not cover any rights of the Shareholders against SkyLynx under this Agreement.

     7.15. Notification of Certain Matters. The Company and the Shareholders shall give prompt notice to SkyLynx of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

     7.16. Other Actions. Prior to the Closing, each of the parties hereto shall take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations, and contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications, and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

     7.17. Related Party Agreements. Set forth in Schedule 7.17 are all of the existing agreements between the Company and its Affiliates and between the Seller and the Shareholders (other that employment agreements with either or the Shareholders) affecting the assets or business of the Company or the Company's ability to perform its obligations hereunder, and unless otherwise stated, such agreements shall continue to survive after the Closing.

     7.18. Transfer Taxes. The Shareholders shall reimburse SkyLynx for any and all sales, use, and transfer taxes, and for all application and other fees, incurred by SkyLynx, Northwest, or the Company in connection with the transactions contemplated herein.

     7.19. Efforts to Register Certain Shares. SkyLynx shall use reasonable efforts to obtain the approval of the underwriters in its next underwritten public offering of its common stock to register with the SEC the sale of up to 25% of the Conversion Shares as part of the registration statement for such offering.

     7.20. Limitation on Resale of Securities. The Company agrees to obtain and deliver to SkyLynx prior to the Closing certificates in the form of
Schedule 7.20 hereto for the benefit of SkyLynx executed by each of the Shareholders, regarding their investment intent, their agreement to comply with restrictions on transfer imposed by applicable securities laws and by legends on certificates of SkyLynx Stock which they receive, and their qualification or non-qualification as accredited and sophisticated investors.

     7.21 Availability of Current Public Information. For so long as the Shareholders are the owners of any of the Conversion Shares, SkyLynx shall maintain the registration of its common stock under Section 12(g) of the Exchange Act and shall file all reports required by the Exchange Act to be filed by SkyLynx.

     7.22 Reimbursement of Certain Electrical Rewiring Costs. Joe Portman shall promptly pay to Northwest the amount by which costs incurred by the Company with respect to electrical rewiring for general office purposes, which includes technical support operations and administrative functions, in the Westlake/Kendary property leased by the Company exceed $25,000.

                                   ARTICLE 8
          CONDITIONS PRECEDENT TO OBLIGATIONSOF NORTHWEST AND SKYLYNX

     Each and all of the obligations of Northwest and SkyLynx to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to the Merger, unless waived by Northwest or SkyLynx, of the conditions precedent set forth below.

     8.1. Accuracy of Warranties and Performance of Covenants. The representations and warranties of the Company and the Shareholders contained herein shall be accurate in all material respects as if made on and as of the Closing Date and the Effective Time, except for changes occurring in the ordinary course of the operation of business. The Company and the Shareholders shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with by them on or prior to the Closing.

     8.2. No Pending Action. No action, suit, proceeding, review or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, result in an award of damages as a result of the transactions contemplated hereby, cause such transactions to be rescinded, or which might affect the right of the Surviving Corporation or SkyLynx to own, operate or control the business or assets of the Company.

     8.3. Consents. All consents or assignments that are required for the change in control of the Company or that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which the Company is a party or to which any portion of the Company's business or assets are subject, will have been obtained or provided for. All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect.

     8.4. No Material Adverse Change or Destruction of Property. Between the date hereof and the Effective Time: (a) there shall have been no Material Adverse Change to the Company, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company and (c) none of the properties or assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, if such damages may have a Material Adverse Effect thereon, and there shall have been delivered to SkyLynx and Northwest a certificate to that effect, dated the Effective Time and signed by the Company and the Shareholders.

     8.5. Securities Laws. SkyLynx shall have received all necessary consents under any state or federal securities laws applicable to the issuance of the SkyLynx Stock in connection with the transactions contemplated hereby.

     8.6. HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.
     8.7. Opinion of Counsel. SkyLynx and Northwest shall have received an opinion dated as of the Closing Date from counsel for the Company and the Shareholders, in substantially the form attached hereto as Schedule 3.3(g).

     8.8. Liabilities. The Company shall not have incurred any long-term liabilities other than those recorded on the Current Balance Sheet.

     8.9. General. All actions taken by the Company and the Shareholders in connection with the consummation of the transaction contemplated hereby and all certificates, opinions and other documents required to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to Northwest and SkyLynx.

                                   ARTICLE 9
    CONDITIONS PRECEDENT TO OBLIGATIONS OFTHE COMPANY AND THE SHAREHOLDERS

          Each and all of the obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing, unless waived by the Company and the Shareholders, of the conditions precedent set forth below.

     9.1. Accuracy of Warranties and Performance of Covenants. The representations and warranties of Northwest and SkyLynx contained herein shall be accurate in all material respects as if made on and as of the Closing Date, except for changes occurring in the ordinary course of operation of Northwest's or SkyLynx's business, as the case may be, and except for changes occurring as the result of the transfer of domicile by SkyLynx by means of merger from a Colorado corporation to a Delaware corporation. Each of Northwest and SkyLynx shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with by it on or prior to the Closing.

     9.2. No Order or Injunction. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of the Closing.

     9.3. HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.

     9.4 Opinion of Counsel. The Shareholders shall have received an opinion dated as of the Closing Date from counsel for SkyLynx and Northwest in substantially the form attached hereto as Schedule 3.2(b).

     9.4. Investment in PDGT.COM, Inc. SkyLynx shall have invested $750,000 in PDGT.COM, Inc. and shall have agreed to invest an additional $400,000 in PDGT.COM, Inc. at a future date in consideration of receiving in the aggregate a 30% interest in its common stock pursuant to the terms of an investment agreement which has been signed by SkyLynx and PDGT.COM, Inc. in substantially in the form of Schedule 9.4 hereto.

                                  ARTICLE 10
                         SURVIVAL AND INDEMNIFICATION

     10.1.     Agreement by the Company and the Shareholders to Indemnify.

          (a) The Company and each of the Shareholders, jointly and severally, agree to indemnify and hold SkyLynx and Northwest harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by SkyLynx or Northwest arising out of or resulting from (a) any breach of a representation or warranty made by the Company or either of the Shareholders in or pursuant to this Agreement, (b) any breach of the covenants or agreements made by the Company or either of the Shareholders pursuant to this Agreement, or (c) any inaccuracy in any certificate delivered by the Company or the Shareholder pursuant to this Agreement, (collectively, "Indemnifiable Damages"); provided, however, that the parties agree that the Company's obligations to indemnify SkyLynx and Northwest shall terminate at the Effective Time. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, SkyLynx and Northwest shall have the right to be put in the same post-tax consolidated financial position as it would have been in had each of the representations and warranties of the Company and the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full.
Notwithstanding the foregoing, the indemnification obligations of each Shareholder under this Section 10.1(a) shall not exceed the lesser of $900,000 or the amount of the Stock Portion and Cash Portion received by such Shareholder, except that with respect to any indemnification claims arising from breach of the representations or warranties in Sections 4.4, 4.5, or 4.29 the indemnification obligations of a Shareholder shall not exceed the amount of the Stock Portion and Cash Portion received by such Shareholder. SkyLynx and Northwest shall not bring any indemnification claim unless the value of all Indemnifiable Damages for which indemnification is sought first exceeds $10,000. SkyLynx and Northwest shall not be entitled to indemnification with respect to any liability or obligation to the extent that such was reflected either on the Base Balance Sheet or taken into consideration in computing an adjustment, if any, to the Purchase Price which was implemented in accordance with Section 2.2 of this Agreement.

          (b) Joe Portman agrees to indemnify and hold SkyLynx and Northwest harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by SkyLynx or Northwest arising out of or resulting from claims by US West Communications or MCI or any other provider of telecommunications services to the Company relating to services alleged to have been provided to the Company prior to the Effective Time (the "Prior Telecommunications Services"). In order to give the Shareholders the opportunity to resolve claims for Prior Telecommunications Services, SkyLynx and Northwest agree that they will not pay any bills for Prior Telecommunications Services unless and until the earlier of (i) the vendor threatening to terminate services or to increase rates, or (ii) 90 days after the Closing Date. After any such event has occurred, SkyLynx and Northwest may pay any bills or claims submitted by a vendor and shall be entitled to indemnification with respect to such payment.

          (c) Joe Portman agrees to indemnify and hold SkyLynx and Northwest harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by SkyLynx or Northwest arising out of or resulting from (a) claims by Al Herron, (b) claims by Richard or Mary Burke, or (c) claims by Sammie L. Portman based upon alleged actions or inactions of the Company prior to the Effective Time.

     10.2. Survival of Representations and Warranties. Each of the representations, warranties, covenants and agreements made by the Shareholders in this Agreement or pursuant hereto shall survive after the Effective Time and be fully effective and enforceable for a period of one year after the Effective Time, except for the representations and warranties in Sections 4.4 and 4.5, which shall survive for three years after the Effective Time, and except for claims for indemnification pursuant to Section 10.1(b) which shall survive indefinitely. Any claim for indemnification asserted in writing before the end of any applicable survival period shall survive until resolved or judicially determined. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith, except to the extent that any of the certificates delivered pursuant to Sections 3.2(a), 3.3(c), or 3.3(i) expressly and specifically identifies inconsistencies with the representations, warranties, covenants and agreements of the party delivering the certificate and the party receiving the certificate elects to close notwithstanding such inconsistency. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties made by the Company shall expire at the Effective Time.

     10.3. Security for the Shareholders' Indemnification Obligation. As security for the agreement by the Shareholders to protect, defend, indemnify and hold SkyLynx harmless as described in this Article 10, the Shareholders hereby grant a first priority security interest in, and pledge and instruct SkyLynx to set aside and hold stock certificates of SkyLynx representing the Held Back Shares as set forth in Section 2.1 hereof. SkyLynx may set off against the General Held Back Shares any Indemnifiable Damages for which the Shareholders may be responsible pursuant to this Agreement, and may set off against the Payable Held Back Shares any amounts to which it is entitled pursuant to Section 10.1(b) of this Agreement, subject, however, to the following terms and conditions:

          (a) SkyLynx shall give written notice to the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which SkyLynx claims to have sustained by reason thereof, and (ii) the basis of such claim;

          (b) Such set-off shall be effected on the later to occur of the expiration of thirty (30) days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged against Held Back Shares;

          (c) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify SkyLynx in writing of an intention to dispute the claim and if such dispute is not resolved within thirty (30) business days after expiration of such period, then SkyLynx may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages; and

          (d) For purposes of this Article 10, the Held Back Shares shall be valued at the its fair market value on the effective date of the set-off as provided in Section 10.3(b).

     10.4. Voting of and Dividends on the Held Back Shares. Except with respect to shares transferred pursuant to the foregoing right of set-off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholder and the Shareholders shall be entitled to vote such Held Back Shares; provided, however, that there shall also be deposited with SkyLynx subject to the terms of this Article 10, all shares of SkyLynx Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholder as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the Shareholders together with such Held Back Shares.

     10.5. Delivery of Held Back Shares. SkyLynx agrees to deliver to the Shareholders no later than six months after the Effective Time any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event Held Back Shares, to the extent held by SkyLynx, in an amount equal to the amount of such claim plus reasonably anticipated court costs and attorneys' fees and expenses and other expressed costs related thereto shall be kept on deposit with SkyLynx until such claim shall have been satisfied and, thereafter, the balance of such Held Back Shares shall be promptly returned to the Shareholders.

     10.6. No Bar; Waiver. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then SkyLynx may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholder hereby waives any rights to contribution or any similar rights he may have against the Company as a result of their agreement to indemnify SkyLynx under this Article 10 or otherwise.

                                  ARTICLE 11
                              REGISTRATION RIGHTS

     11.1. Piggyback Registration. If SkyLynx at any time within the one year period following the Closing Date proposes to register the resale of any shares of its common stock under the Securities Act solely for the account of others and not for sale by SkyLynx by filing a registration statement (the "Registration Statement") on a registration form that would also permit the registration of the Conversion Shares (a "Qualifying Resale Registration Statement"), SkyLynx shall, on each such occasion, promptly give each Shareholder written notice of such proposal. Upon the written request of any Shareholder given within 20 days after mailing of any such notice by SkyLynx, SkyLynx shall use its best efforts to cause to be included in such registration under the Act up to 25% of the Conversion Shares that each such Shareholder has requested be registered. This right shall not apply with respect to (i) any existing resale registration statement, or any amendment or modification thereof, (ii) any registration statement relating to employee stock options or stock to be received upon exercise of such options, or (iii) any resale registration statement filed on behalf of purchasers of SkyLynx equity in an offering which closed after September 1, 1999 and which resulted in proceeds to SkyLynx of at least $2,000,000.

     Notwithstanding the foregoing, SkyLynx shall have the right to defer filing a registration statement (or to suspend sales under any filed registration statement or defer the updating of any filed registration statement and suspend sales thereunder) for a period of not more than 90 days during any calendar year, if SkyLynx shall furnish to the Shareholders a certificate signed by an executive officer or any director of SkyLynx stating that, in the good faith judgment of SkyLynx, it would be detrimental to SkyLynx and its shareholders to file such registration statement or amendment thereto at such time (or to continue sales under a filed registration statement) and therefore SkyLynx has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement).

     11.2. Furnishing Documents. SkyLynx shall furnish to the Shareholders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Shareholders may reasonably request in order to facilitate the offering of the SkyLynx Stock.

     11.3. Amendments and Supplements. SkyLynx shall prepare and promptly file with the SEC and promptly notify the Shareholders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the SkyLynx Stock is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. SkyLynx shall also advise the Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     11.4. Furnish Information. It shall be a condition precedent to the obligations of SkyLynx to take any action pursuant to Article 11 that the selling Shareholders shall furnish to SkyLynx such information regarding them, the Conversion Shares held by them, and the intended method of disposition of such Conversion Shares as SkyLynx shall reasonably request and as shall be required in connection with the action to be taken by SkyLynx.

     11.5. Suspension of Disposition of Conversion Shares. Each selling Shareholder of Conversion Shares agrees that, upon receipt of any notice from SkyLynx of the need for a supplement or amendment to a prospectus, or of a suspension of sales pursuant to Section 11.1, such Shareholder will forthwith discontinue disposition of Conversion Shares until such Shareholder's receipt of copies of a supplemented or amended prospectus, or until it is advised in writing by SkyLynx that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by SkyLynx, such Shareholder will deliver to SkyLynx (at SkyLynx's expense) all copies, other than permanent file copies then in such Shareholder's possession, of the prospectus covering such Conversion Shares current at the time of receipt of such notice.

     11.6. Expenses of Registration. All expenses incurred in connection with a registration statement pursuant to Section 11.1 hereof (excluding underwriters' discounts and commissions, if any), including without limitation all registration and qualification fees, printing and accounting fees, and fees and disbursements of counsel for SkyLynx, but excluding fees and disbursements of counsel and accountants for the Shareholders, shall be borne by SkyLynx. The Shareholders shall bear the cost of any underwriters' discounts and commissions.

     11.7.     Underwriting Requirements; Priorities.

          (a) SkyLynx will have the right to select the investment banker(s) and manager(s), if any, to administer any offering.

          (b) No Shareholder may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     11.8 Termination of SkyLynx's Obligation. SkyLynx shall have no obligations pursuant to Section 11.1 with respect to any request or requests made by any Shareholder after SkyLynx has effected a registration in which a Qualifying Resale Registration Statement (a) has remained effective until at least one year after the Closing Date, or (b) has become effective and all Conversion Shares covered thereby have been sold pursuant thereto. If a Shareholder objects in writing to SkyLynx regarding an investment banker selected by SkyLynx to conduct a resale offering, and for that reason declines in writing the opportunity to register some Conversion Shares in such offering, the Registration Statement filed with respect to such offering shall not be considered a Qualifying Resale Registration Statement with respect to such objecting Shareholder.

     11.9. Lock-up Agreement. Each Shareholder agrees in connection with any registration of SkyLynx's securities in which he or she has shares registered, upon the request of the underwriters, if any, managing any such offering of SkyLynx's securities not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Conversion Shares (other than those included in the registration) without the prior written consent of SkyLynx or such underwriters, as the case may be, during the seven days prior to and during the 180-day period beginning on the effective date of such registration as SkyLynx or the underwriters may specify.

     11.10. Indemnification. In the event any Conversion Shares are included in a registration statement under Article 11:

          (a) to the full extent permitted by law, SkyLynx will indemnify and hold harmless each Shareholder requesting or joining in a registration pursuant to Section 11.1 hereof, each director, officer, partner, employee, or agent for such Shareholder, any underwriter (as defined in the Securities Act) for such Shareholder, and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading or arise out of any violation by SkyLynx of any rule or regulation promulgated under the Act applicable to SkyLynx and relating to action or inaction required of SkyLynx in connection with any such registration; and will reimburse each such person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effective without the consent of SkyLynx (which consent shall not be unreasonably withheld) nor shall SkyLynx be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the person seeking indemnification in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Shareholder, underwriter or controlling person;

          (b) to the full extent permitted by law, all Shareholders joining in a registration pursuant to Section 11.1 hereof will indemnify and hold harmless SkyLynx, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls SkyLynx within the meaning of the Act, and any underwriter for SkyLynx (within the meaning of the Act), against any losses, claims, damages or liabilities, joint or several, to which SkyLynx or any such director, officer, controlling person or underwriter may become subject, under the Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by a Shareholder expressly for use in connection with such registration; and all such Shareholders will reimburse any legal or other expenses reasonably incurred by SkyLynx or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder (which consent shall not be unreasonably withheld).

          (c)       Promptly after receipt by an indemnified party under this
Section 11.10 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11.10, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section 11.10, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this section.

                                  ARTICLE 12
                                  DEFINITIONS

     12.1. Defined Terms. As used herein, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Assets" shall have the meaning ascribed to it in Section 4.19.

          "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

          "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

          "Deposit" shall have the meaning ascribed to it in Section 2.4.

          "Designated Liabilities" shall have the meaning ascribed to it in
Section 4.15.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Financing Condition" shall have the meaning ascribed to in Section
3.1.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "General Held Back Shares" shall have the meaning ascribed to it in
Section 2.1(a).

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Held Back Shares" shall have the meaning ascribed to it in Section 2.1(a).

          "HSR Act" shall have the meaning ascribed to in it Section 4.21.

          "Indebtedness" of any entity means all obligations of such entity
(a) which in accordance with GAAP should be classified upon a balance sheet as indebtedness; (b) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property, assets or services; (c) secured by any Lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations; (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; (e) for remaining payments under any capitalized leases (as defined under GAAP), non-competition agreements, severance agreements, or any other agreements made outside the ordinary course of business; (f) for all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and all other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; or
(g) current liabilities in respect of unfunded vested benefits under plans covered by ERISA.

          "IPO" shall have the meaning ascribed to it in Section 2.2(f).

          "IPO Price" shall have the meaning ascribed to it in Section 2.2(f).

          "Knowledge" or "to the best knowledge" or similar terms as used in this Agreement, unless otherwise specifically defined herein, shall mean the actual knowledge of each of the Shareholders, the officers and directors of the Company, and its key employees in managerial roles.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge.

          "Loan" shall have the meaning ascribed to it in Section 2.5.

          "Material Adverse Change" or "Material Adverse Effect" means a change or effect, in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change or effect, individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

          "Note" shall have the meaning ascribed to it in Section 2.5.

          "Payable Held Back Shares" shall have the meaning ascribed to it in
Section 2.1(a).

          "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

          "Prior Telecommunications Services" shall have the meaning ascribed to it in Section 10.1 (b).

          "Qualifying Resale Registration Statement" shall have the meaning ascribed to it in Section 11.1.

          "Registration Statement shall have the meaning ascribed to it in
Section 11.1.

          "Restricted Business" shall have the meaning ascribed to it in
Section 7.9(a).

          "Restricted Territory" means the area within a two hundred fifty
(250) mile radius of the Westin Building in Seattle, Washington.

          "Restrictive Covenant" shall have the meaning ascribed to it in
Section 7.9.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" shall have the meaning ascribed to it in
Section 2.5.

          "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto; and

          "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes, including any amendments to previously filed Tax Returns.

     12.2. Other Definitional Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits. The word "or" shall be both exclusive and inclusive where the context so permits.


                                  ARTICLE 13
                                  TERMINATION

     13.1.     Termination.   This Agreement may be terminated at any time
prior to the Effective Time: (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or (b) by SkyLynx in the event of a material breach by the Company or either of the Shareholders of any provision of this Agreement, or pursuant to Section 3.5 hereof, or (c) by the Company in the event of a material breach by SkyLynx or Northwest of any provision of this Agreement; or (d) by either SkyLynx or the Company if the Closing shall not have occurred by June 12, 2000 and the terminating party is not in breach of this Agreement; or (e) by the Company if the Financing Condition shall not have been satisfied on or prior to January 12, 2000. In the event of termination, the Company and the Shareholders shall return to SkyLynx any money previously delivered by SkyLynx or Northwest, except as provided in Section 2.4.

     13.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 13.1 or Section 3.5 hereof, this Agreement shall forthwith become void and of no further force and effect and the parties hereto shall be released from any and all obligations hereunder, other than those set forth in Section 7.7 and Section 7.10; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE 14
                              GENERAL PROVISIONS

     14.1. Amendments and Waiver. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.2. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, or by telecopy, telegram or telex as follows:

          (a)  If to the Company or to the Shareholders:

               c/o Joseph Portman III
               29704 134th Avenue SE
               Auburn, WA 98092

               With copies to:

               Richard J. Busch
               Foster, Pepper & Shefelman, PLLC
               1111 Third Avenue
               Suite 3400
               Seattle, Washington 98101

          (b)  If to Northwest:

               SkyLynx Communications of the Pacific Northwest, Inc. 600 South Cherry Street
               Suite 400
               Denver, Colorado 80246
               Attention: President and Chief Executive Officer

               With a copy to:

               Robert N. Jensen
               McDermott, Will & Emery
               600 13th Street, N.W.
               Washington, D.C. 20005

          (c)  If to SkyLynx:

               SkyLynx Communications, Inc.
               600 South Cherry Street
               Suite 305
               Denver, Colorado 80246
               Attention:  President and Chief Executive Officer

               With a copy to:

               Robert N. Jensen
               McDermott, Will & Emery
               600 13th Street, N.W.
               Washington, D.C. 20005

Any party may change its address for receiving notice by written notice given to the others named above.

     14.3. Expenses. Each party shall pay all costs and expenses incurred by such party in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that if any action is brought by either party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees from the non-prevailing party. The provisions of this Section shall survive any termination of this Agreement.

     14.4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.5. Successors and Assigns. This Agreement and all sections hereof shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. The Company shall not be entitled to assign its rights or duties under this Agreement without the prior written consent of SkyLynx and Northwest. Northwest shall be entitled to assign its rights and duties under this Agreement without the prior written consent of the Company to either SkyLynx or a wholly owned subsidiary of Northwest or SkyLynx. In the event Northwest assigns this Agreement to a non-affiliated third party, Northwest shall obtain the Company's prior written consent.

     14.6. Entire Transaction. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby, and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

     14.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     14.8. Other Rules of Construction. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. Words importing any gender shall include the other gender. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.9. Reasonable Efforts. Subject to the terms and conditions provided for herein, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

     14.10. Partial Invalidity. In the event that any provision of this Agreement or the documents to be delivered hereunder shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

     14.11. Force Majeure. No party hereto shall be liable to the other party hereto for any delay in performance of such party's obligations hereunder if such delay is attributable to wars, riots or natural calamities beyond such party's control and such party fully performs its obligations as soon as practicable after the termination of such delaying event.


     [Signatures on the following page]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.


                         SKYLYNX COMMUNICATIONS OF THE
                         PACIFIC NORTHWEST, INC.



                         By:

                            President and Chief Executive Officer


                         SKYLYNX COMMUNICATIONS, INC.



                         By:

                              Chief Executive Officer



                         ALTERNATE ACCESS INC.



                         By:
                         Name:
                              Title: President



                              ________________________________________________
                              Joseph Portman III


                              ________________________________________________

                              Sammie L. Portman

LIST OF SCHEDULES


Schedule 1.3        Certificate of Merger
Schedule 2.1        Shareholder Proceed Distribution
Schedule 2.5(i)     Promissory Note
Schedule 2.5(ii)    Security Agreement
Schedule 3.2(b)     Opinion of SkyLynx Counsel
Schedule 3.2(c)(i)  Consulting Agreement for Joseph Portman III
Schedule 3.3(g)     Opinion of Company and Shareholders' Counsel
Schedule 4.1        States in which Alternate Access is Qualified to do
                    Business
Schedule 4.5        Shareholders of the Company
Schedule 4.6        Conflict with Contracts
Schedule 4.6(a)     Government Consents, Approvals, Authorizations and Permits
Schedule 4.12       Financial Statements
Schedule 4.13       Changes Since the Current Balance Sheet
Schedule 4.14       Litigation
Schedule 4.15       Liabilities
Schedule 4.16       Indebtedness
Schedule 4.18       Real Estate
Schedule 4.19       Liens on Assets
Schedule 4.20       Violations of Government Regulations and Laws
Schedule 4.21(a)&(b)  Hart-Scott-Rodino Matters
Schedule 4.22       Intellectual Property
Schedule 4.23       Accounts Receivable
Schedule 4.24       Licenses and Permits Required
Schedule 4.25(a)    Principal Customers
Schedule 4.25(b)    Material Contracts
Schedule 4.27       Company Spin-Offs
Schedule 4.31       Employees
Schedule 4.32       Employee Benefit Plans
Schedule 5.4        SkyLynx Capitalization
Schedule 6.1        Conduct of Business
Schedule 7.17       Related Party Agreements
Schedule 7.20       Investment Certifications
Schedule 9.4        Investment Agreement